EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Kiwa Bio-Tech Products Group Corporation (the “Company”), on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), Wei Li, Chief Executive Officer, Steven Ning Ma, Chief Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 29, 2010

By:	/s/ Wei Li
Wei Li
Principal Executive Officer

By:	/s/ Steven Ning Ma
Steven Ning Ma
Principal Financial and Accounting Officer